EXHIBIT 11


                     W.W. Grainger, Inc. and Subsidiaries
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE



                                                         1995        1994
                                                         ----        ----
   Six months ended June 30:

   Average number of shares outstanding
   during the period                                  50,783,718   50,719,059
   Common equivalent shares:
   Shares issuable under outstanding
   options which are dilutive                          1,235,530    1,440,889
   Shares which could have been purchased
   based upon the average market value for
   the period                                            813,114      924,140
                                                      ----------    ---------
                                                         422,416      516,749

   Dilutive effect of exercised options
   prior to being exercised                               11,799        9,582
                                                      ----------    ---------

                                                         434,215      526,331
                                                      ----------    ---------
   Weighted average number of common
   and common equivalent shares outstanding           51,217,933   51,245,390
                                                      ==========   ==========

   Net earnings                                      $86,353,000  $83,862,000
                                                     ===========  ===========

   Net earnings per common and common
   equivalent share                                        $1.69        $1.64
                                                           =====        =====

   Three months ended June 30:

   Six months ended June 30, from above                    $1.69        $1.64

   Three months ended March 31, as previously reported      0.92         0.81
                                                           -----        -----

   Net earnings per common and common equivalent
   share for the three months ended June 30                $0.77        $0.83
                                                           =====        =====



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